UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 1, 2017

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

215 North Jefferson, Box 591, Ossian, Indiana	46777
(Address of principal executive offices)	(Zip Code)

(260) 490-9990

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

Success Entertainment Group International, Inc., a Nevada corporation (the "Company") reports in this Current Report on Form 8-K an event which, although not specifically called for by Form 8-K, they wish to disclose, considering it to be a matter of importance to the company and its shareholders. On June 28, Double Growth Investment Ltd., a subsidiary of the Company (the “Subsidiary”), entered into an agreement with Steve Andrew Chen. In this agreement, titled “Global Fans Club Establishment and Managment and Authorization Agreement,” will remain in effect for two years, and may continue after that term if agreed upon by the parties. The contract assigns exclusive rights to the Subsidiary allowing it to establish and manage a Global Fans Club Website for Mr. Chen. Through this website, there will be fan profiles, and it will be a source for conducting business activities as well. The website will function to collect and store information of Mr. Chen’s fans, and it shall incorporate group chat and posting, messaging, streaming, and online shopping. Mr. Chen also authorizes the Subsidiary to outsource any technical functioning for the website as necessary. The contract is referred to in this SEC filing as Exhibit 2.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits

2.1	Global Fans Club Website Authorization Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2017	By:	/s/ Brian Kistler
Brian Kistler
President, Chief Financial Officer, Secretary, Treasurer, and Director
(Principal Financial Officer and Principal Accounting Officer)

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